Exhibit 99.1
CHESAPEAKE ENERGY CORPORATION

OFFERS FOR ANY AND ALL OUTSTANDING 8.00% SENIOR NOTES DUE 2025 ISSUED ON EITHER DECEMBER 20, 2016 OR OCTOBER 12, 2017 IN EXCHANGE FOR 8.00% SENIOR NOTES DUE 2025 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY AND ALL OUTSTANDING 8.00% SENIOR NOTES DUE 2027 ISSUED ON EITHER JUNE 6, 2017 OR OCTOBER 12, 2017 IN EXCHANGE FOR 8.00% SENIOR NOTES DUE 2027 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT PURSUANT TO THE PROSPECTUS DATED _____________, 2018

THE EXCHANGE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2018, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF EXCHANGE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

_______________, 2018
To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:
Chesapeake Energy Corporation (the “Company”) is offering to exchange (the “Exchange Offers”) any and all of its $1,300,000,000 aggregate principal amount of 8.00% Senior Notes due 2025 (the “2025 Exchange Notes”) and any and all of its $1,300,000,000 aggregate principal amount of 8.00% Senior Notes due 2027 (the “2027 Exchange Notes” and, together with the 2025 Exchange Notes, the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its 8.00% Senior Notes due 2025 issued on either December 20, 2016 or October 12, 2017 (the “2025 Outstanding Notes”) and 8.00% Senior Notes due 2027 issued on either June 6, 2017 or October 12, 2017 (the “2027 Outstanding Notes” and, together with the 2025 Outstanding Notes, the “Outstanding Notes”), respectively, upon the terms and subject to the conditions set forth in the Prospectus dated _______________, 2018 (the “Prospectus”) and in the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”). Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus.
Enclosed herewith are copies of the following documents:
1. The Prospectus;
2. The Letter of Transmittal for your use and for the information of our clients, including an Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding; and
3. A form of letter which may be sent to your clients for whose account you hold the Outstanding Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 2018, UNLESS EXTENDED OR EARLIER TERMINATED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
The Company has not retained any dealer-manager in connection with the Exchange Offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Outstanding Notes pursuant to the Exchange Offers.
Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

Very truly yours,
Chesapeake Energy Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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